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EXHIBIT A

Joint Filing Agreement

        Each of the undersigned hereby agrees and consents to the filing of a single Amendment No. 5 on Schedule 13D and any and all future amendments thereto with the Securities and Exchange Commission on behalf of the undersigned and the other persons listed in Item 2 of the Schedule 13D in connection with their beneficial ownership of securities of Obsidian Enterprises, Inc.

Dated: January 30, 2006
OBSIDIAN PARTNERS, L.P.
Obsidian Capital Company, LLC Its Managing General Partner
By: /s/ TIMOTHY S. DURHAM Name: Timothy S. Durham Its: Managing Member
OBSIDIAN CAPITAL COMPANY, LLC
By: /s/ TIMOTHY S. DURHAM Timothy S. Durham Its: Managing Member
/s/ TIMOTHY S. DURHAM Timothy S. Durham
/s/ TERRY G. WHITESELL Terry G. Whitesell
/s/ JEFFREY W. OSLER Jeffrey W. Osler
DIAMOND INVESTMENTS, LLC
By: /s/ TIMOTHY S. DURHAM Timothy S. Durham Its: Managing Member
DURHAM WHITESELL & ASSOCIATES, LLC
By: /s/ TIMOTHY S. DURHAM Timothy S. Durham Its: Managing Member

FAIR HOLDINGS, INC.
By: /s/ TIMOTHY S. DURHAM Timothy S. Durham Its: Managing Member
BLACK ROCK ACQUISITION CORPORATION
By: /s/ TIMOTHY S. DURHAM Timothy S. Durham Its: Chairman and Chief Executive Officer
/s/ JONATHAN SWAIN Jonathan Swain

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  EXHIBIT A
Joint Filing Agreement